Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 10, 2009, relating to (1) the 2008 financial statements and the retrospective adjustments to the 2007 and 2006 financial statements of SunOpta Inc., which report expresses an unqualified opinion and includes an explanatory paragraph regarding a change in the composition of reportable segments in 2008, and (2) the effectiveness of SunOpta Inc.’s internal control over financial reporting as of December 31, 2008, appearing in the Annual Report on Form 10-K of SunOpta Inc. for the year ended December 31, 2008.

"Deloitte & Touche LLP"

Independent Registered Chartered Accountants
Licensed Public Accountants
Toronto, Ontario
September 1, 2009

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 17, 2008 relating to the consolidated balance sheet as of December 31, 2007 and the related consolidated statements of operations and comprehensive (loss) income, shareholders' equity and cash flows for each of two years in the period ended December 31, 2007, before the effects of the adjustments to retrospectively reflect the change in the composition of reportable segments as described in Note 17, which appears in SunOpta Inc.'s Annual Report on Form 10-K for the year ended December 31, 2008.

/s/PricewaterhouseCoopers LLP
Chartered Accountants
Licensed Public Accountants
Toronto, Ontario
September 1, 2009